Exhibit 24

                                POWER OF ATTORNEY


The undersigned Director of the Company hereby constitutes C. Michael Daley, and Joseph F. Abely, and each of them acting singly, my true and lawful attorneys to sign for me and in my name in my capacity as Director of the Company any amendments to this registration statement on Form S-8 (including any post-effective amendments hereto) and to file the same, with Exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming my signature to said amendments to this registration statement signed by my said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.



/s/ Harvey Rosenthal
Harvey Rosenthal